TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                                    Suite 250
                                Atlanta, GA 30326


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation in the Registration Statement on Form S-8 dated October 30, 1998 of Global TeleMedia International, Inc. of our report dated April 10, 1998 included, in the 1997 Annual Report of Global TeleMedia International, Inc. on Form 10-KSB.



Tauber & Balser, P.C.
Atlanta, Georgia
October 30, 1998